Exhibit 10.33

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of May 30, 2025 (the “Agreement Date”) and is made and entered into between Momentus Inc., a Delaware corporation (the “Company”), and J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”).

WHEREAS, the Company wishes to borrow the sum of up to $1,500,000 in two tranches of $750,000 each (the “Loans”), and the Company wishes to enter into this Agreement and the Exhibits hereto and issue to the Lender, the $1,012,500 Original Issue Amount promissory note  in the form of Exhibit A‑1 hereto (the “Initial Note”) and if the second tranche of $750,000  is requested by the Company and funded by the Lender, the additional $1,012,500  Original Issue Amount promissory note  in the form of Exhibit A‑2 hereto (the “Additional Note” and together with the Initial Note, the “Notes”); and

WHEREAS, the Company and its Subsidiary have agreed to further perfect and secure the Lender’s junior priority Lien on all of the assets and properties of the Company and its Subsidiary pursuant to the Security Agreement and Subsidiary Guarantees to be entered into on the Initial Funding Date;

WHEREAS, in consideration for the Loan and as an inducement to the Lender entering into this Agreement and the other Transaction Documents, the Company has agreed to issue the Warrant to the Lender on the Initial Funding Date; and

WHEREAS, the Company and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.     Definitions. In addition to the terms defined elsewhere in this Agreement:

(a)       capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Acceleration Event” means the occurrence and continuation of an Event of Default (as defined in the Notes) beyond the applicable grace period, if any, for cure.

“Acceleration Notice” means a written notice from the Lender that it has elected to accelerate the Loans for payment after the occurrence of an Acceleration Event.

“Action” shall have the meaning ascribed to such term in Section 3.01(k).

“Additional Funding Date” shall mean the date of funding of the Additional Loan by the Lender and the Company’s issuance of the Additional Note, which funding shall (a) be three (3) Business Days following the Company’s Resale Registration Statement having been declared effective by the SEC and registering for resale 200% of the Registrable Securities (as defined in the Registration Rights Agreement), and (b) following receipt of a funding request by the Company subject to the Company’s maintaining its listing on Nasdaq and meeting certain trading price, market capitalization and trading volume requirements that are reasonably acceptable to the Lender with respect to the Lender’s ability to resell the Registrable Securities; it being understood that the Lender intends to fund such Additional Loan, subject to the Company meeting the foregoing requirements.

“Additional Note” shall have the meaning as defined in the Recitals.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement Date” shall have the meaning as defined in the Recitals.

“AGP” means A.G.P./Alliance Global Partners LLC.

“AGP Agreement” means, after any financing of Common Stock or Common Stock Equivalents that is underwritten or otherwise arranged by AGP, an agreement in the form of Exhibit G hereto among the Company, AGP and Lender that provides that the Lender will be added as a payee to any flow of funds or related agreement listing the application of net proceeds and be paid directly out of the net proceeds of such financing in accordance with Section 4.01(a).

“Armistice Inducement Offer” means the Armistice Inducement Offer dated March 20, 2025, as the same may be amended or amended and restated following the Agreement Date; provided, that such amendment or restatement shall be approved in advance by the Lender.

 “Board of Directors” means the board of directors of the Company or Subsidiary Guarantor of the Company, as the context may require or permit.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Utah are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the closing of the transactions contemplated by this Agreement pursuant to Section 2.01.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or   changed.

“Common Stock Equivalent” means any convertible note, convertible preferred stock, warrant, option or other right to receive or subscribe for or purchase any additional shares of Common Stock or any Common Stock Equivalent.

“Company Disclosure Schedule” means the disclosure schedule submitted by the Company to the Lender as exceptions to or disclosures in respect of the representations and warranties of the Company set forth in this Agreement.

“Conversion Notice” shall have the meaning as that term is defined in the Notes.

“Conversion Price” means, in the event that the Company elects to pay the Weekly Installment Payments under either or both of the Notes in the form of immediately salable shares of Common Stock, (a) a price equal to the lower of (i) the closing price of the Common Stock as traded on either the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (collectively, “Nasdaq”), on the trading day immediately prior to the Agreement Date, or (ii) the average closing prices of the Common Stock as traded on Nasdaq  for the five trading days immediately prior to the Agreement Date (the “Nasdaq Minimum Price”); and (b) the Company shall pay to the Lender 10% of such Weekly Installment Payments in cash; provided, however, that:

(i)    so long as the Trading Market is Nasdaq, the Conversion Price and the Nasdaq Minimum Price shall be subject to Nasdaq Rule 5635(d),

(ii)   in the event that the Company issues any securities, including convertible notes or debentures, Common Stock or other Common Stock Equivalents, other than an Exempt Issuance, at a conversion price, exercise price or per share price that is less than such Nasdaq Minimum Price, the Conversion Price  shall be reduced to the lowest conversion price, exercise price or per share price issued by the Company and the Maximum Conversion Shares shall subject to appropriate increase as a result thereof, and

(iii)  in the event that, as a result of the application of Nasdaq Rule 5635(d) or pursuant to any restrictions contained in the Armistice Inducement Offer the Borrower is restricted from issuing its common stock at a conversion price below a certain minimum price (such minimum conversion price, the “Floor Price”), the Conversion Price then in effect based on the Nasdaq Minimum Price shall be less than the Floor Price at the time of any one or more weekly installment conversions of the Note, the Company shall pay to the Lender the difference in cash by multiplying the number of Conversion Shares by the amount by which the Conversion Price, based on the Nasdaq Minimum Price, shall be less than the Floor Price (the “Make Whole Payment”). For the avoidance of doubt, if, for example, the Conversion Price based on the Nasdaq Minimum Price shall be $2.00 per share and the Lender shall convert any weekly installment or the Note into 20,000 Conversion Shares when the Floor Price is $3.00 per share, the Company shall pay to Lender an additional $1.00 per share or $20,000 in cash.

Notwithstanding the foregoing, in the event of acceleration of either or both of the Notes, as a result of the occurrence and during the continuation of an uncured Event of Default the Conversion Price shall be adjusted to be the Nasdaq Floor Price which is equal to an 80% discount to the closing price of the Company Common Stock on the Initial Funding Date or 20% of the closing price of the Company Common Stock on the Initial Funding Date (the “Event of Default Conversion Price”).  In addition, in the event that the Event of Default Conversion Price shall be greater than the closing price of the Common Stock as traded on Nasdaq or other applicable Trading Market on the date that the Lender shall send the Company a notice of such Event of Default (the “Closing Price”), the Company shall issue to the Lender additional immediately salable (subject to applicable securities laws and regulations) Conversion Shares so that the total number of Conversion Shares shall be based on the Closing Price (the “Make Whole Shares”).  For the avoidance of doubt, if the Conversion Price based on the Nasdaq Minimum Price shall be $3.00 per share and the Lender shall convert any weekly installment or the Note into 20,000 Conversion Shares when the four lowest VWAP of Company Common Stock, as traded on the applicable Trading Market during the twenty (20) trading days immediately prior the date of notice of conversion is given by Lender is $2.00 per share, the Company shall issue to Lender an additional 10,000 immediately salable Conversion Shares as Make Whole Shares.  Accordingly, the aggregate number of Conversion Shares subject to the Event of Default Conversion Price shall be subject to increase based on the issuance of additional Make Whole Shares, as provided above.

“Conversion Shares” shall mean the shares of Common Stock of the Company issuable upon any full or partial permitted conversion of the Note and includes shares of Common Stock of the Company issuable if the Lender issues an Acceleration Notice that it elects to accelerate the Loans for payment after the occurrence and continuation of an Event of Default (as defined in the Notes) beyond the applicable grace period, if any, for cure, the Conversion Price shall be the Event of Default Conversion Price and the Conversion Shares shall be up to the Maximum Conversion Shares, and shall include the Make Whole Shares.

“Equity Interests” means Common Stock or Common Stock Equivalents, as applicable.

“Equity Investment” means any joint venture, partnership or other direct or indirect investments of the Loan Parties in Equity Interests.

“Equity Receipts” means the aggregate amount of cash received by the Company or any of its Subsidiaries in consideration for any issuance or sale by the Company or such Subsidiary on or after the Effective Date of (a) any of its Equity Interests or (b) any other security or instrument representing Equity Interests (or the right to obtain any Equity Interests) in such Person, excluding any cash received pursuant to an Exempt Issuance and reduced by any commissions or other transaction expenses paid by the Company in connection with any such issuance or sale.

“Exempt Issuance” means and is limited to: (i) the issuance by the Company of the Notes, Conversion Shares and the Warrant Shares, and (ii) the issuance by the Company of any Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company or its Subsidiary in their capacity as such pursuant to an employee benefit plan which has been approved by the Board of Directors of the Company prior to the date hereof pursuant to which Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company or its subsidiaries in their capacity as such, For the avoidance of doubt, the term “Exempt Issuance” does not mean or include the issuance of any other Indebtedness or debt securities or any other Common Stock or Common Stock Equivalents by the Company or the Subsidiary, unless otherwise approved and consented to in writing in advance by the Lender.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Receipts” means the aggregate amount of cash received by Company from any tax refunds, judgments, litigation settlements, indemnity payments, or other extraordinary receipts received on or after the Initial Funding Date.

“FINRA” means the Financial Industry Regulatory Authority.

“Flow of Funds Agreement” means the agreement between the Company and the Lender in the form of Exhibit F annexed hereto.

“Funding Amount” means, (a) with respect to Initial Note, ninety-six percent (96%) of the amount of the Initial Loan, after deduction of (i) a $60,000 Origination Fee due from the Company to the Lender, representing four percent (4%) of the both of the Loans which shall be retained by the Lender at Closing of the Initial Note on the Initial Funding Date for its own account, (ii) the Holdback Amount, and (iii) legal fees payable to Lender’s counsel, all as set forth in the Flow of Funds Agreement, and (b) with respect to the Additional Note, the sum of $750,000, less the Holdback Amount.

“Funding Date” shall mean collectively the Initial Funding Date and the Additional Funding Date, as applicable.

“Funding Request” shall mean the written request of the Company to the Lender to make the Initial Loan or the Additional Loan which shall be provided to the Lender not less than ten (10) calendar days prior to the Initial Funding Date and not less than five (5) Business Days prior to the Additional Funding Date.

“knowledge of the Company” and similar statements refer to the actual knowledge of any executive officer of the Company after due inquiry of those persons employed by the Company or any Subsidiary charged with administrative or operational responsibility for such matter.

“Grace Period” has the meaning as that term is defined in the Notes.

“Holdback Amount” has the meaning as that term is defined in the Notes.

“Indebtedness” has the meaning as that term is defined in the Notes.

“Initial Funding Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and conditions precedent to: (i) the Lender’s obligations to fund the Initial Loan and provide working capital to the Company all as provided in the Flow of Funds Agreement, and (ii) the Company’s obligations to deliver the Initial Note and the other Transaction Documents have been satisfied or waived; provided, however, that the Initial  Funding Date shall be three (3) Business Days following the date that the Company shall file with the SEC the Company’s Resale Registration Statement registering for resale 100% of the Registrable Securities (as defined in the Registration Rights Agreement).

“Initial Note” shall have the meaning as defined in the Recitals.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(o).

“Liens” shall mean a lien, charge, security interest, mortgage, encumbrance, right of first refusal,  preemptive right or other restriction or adverse claim of a third party against property.

“Loans” shall have the meaning ascribed to such term in Section 2.01(a) with respect to the Initial Loan and in Section 2.01(b) with respect to the Additional Loan.

“Loan Parties” shall have the meaning ascribed to such term in Section 3.01.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(a) and Section 3.01(b).

“Maximum Conversion Shares” means, after acceleration for payment of the Notes following the occurrence of any Event of Default (as defined in the Notes) which shall not be timely cured by the Loan Parties and the Outstanding Principal Amount of each of the Notes shall automatically increase by 120% (a maximum of $1,215,000 for each Note and a maximum of $2,430,000 for both Notes), shall accrue interest on such Outstanding Principal Amount at the rate of 18% per annum, and upon the request of the Lender, all or any portion of such increased Outstanding Principal Amount of the Notes and accrued interest thereon may be converted by the Lender into that number of shares of Company Common Stock as shall be determined by (a) dividing 200% of the then increased Outstanding Principal Amount of the Notes by (b) the Event of Default Conversion Price then in effect; provided that, (i) notwithstanding the election of the Lender to convert all or any part of the then Outstanding Principal Amount of the Notes, the Company shall have the right to pay in cash the entire then Outstanding Principal Amount of all Notes being converted following Lender’s notice of its election to convert the Notes and prior to any such conversion, and (ii)  the maximum number of shares of Common Stock of the Company that may be issued pursuant to any such permitted conversion of the Notes (calculated on a fully-diluted basis) shall not be greater than 19.9% of the number of shares of Common Stock of the Company then issued and outstanding (calculated on a non-diluted basis).

“net proceeds” means the aggregate cash proceeds received by the Company or any Subsidiary in connection with the applicable transaction, net of the direct costs relating to transaction, including, without limitation, legal, accounting, consulting, printing and investment banking fees, sales commissions and underwriters’ discounts, and taxes paid or payable as a result of the transaction.

“Notes” has the meaning as defined in the Recitals.

“Obligations”: (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities (including any fees or expenses that accrue after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Loan Parties to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Lender that are required to be paid by any Loan party pursuant any Loan Document or otherwise. For the avoidance of doubt, the Obligations shall not include (x) any obligations arising under any warrants or other equity instruments issued by any Loan Party to the Lender.

“Original Principal Amount” shall have the meaning as that term is defined in each of the Notes.

“Origination Fee” shall mean the sum of $60,000 which shall be deducted from the Funding Amount on the Initial Funding Date of the Initial Note and retained by the Lender pursuant to the Funds Flow Agreement.

“Outstanding Principal Amount” shall have the meaning as that term is defined in each of the Notes.

“Payment Notice” shall have the meaning as that term is defined in the Notes.

“Permitted Indebtedness” means (a) the Company’s Indebtedness to the Lender; (b) the Senior Debt, (c) Indebtedness existing on the Agreement Date and disclosed in the SEC Reports; (d) unsecured Indebtedness to vendors, suppliers, service providers or other trade creditors incurred in the ordinary course of business; (e) in the event and only in the event that the Lender does not elect to fund the Additional Loan,  Indebtedness junior in priority to the Company’s Indebtedness to the Lender under this Agreement and the other Transaction Documents (a “Junior Loan”); provided that the repayment terms of such Junior Loan are not more favorable to the Junior Lender than the repayment terms of the Initial Note issued to the Lender;  and (f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the payment terms thereof are not modified to impose more burdensome terms upon the Company or any Subsidiary, as the case may be.

“Permitted Liens” means (i) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, (ii) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other nonconsensual restrictions imposed by operation of law; (iii) Liens for taxes, assessments or governmental or similar charges which have not been recorded/filed with the applicable secretary of state and which are not delinquent or which are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintain on the books of the Loan Parties, (iv) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker’s liens, rights to set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, (v)  judgement liens that, to the extent not released, would reasonably be expected to result in a Material Adverse Effect, (vi) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, (vii) customary anti-assignment provisions in leases and other contracts entered into in the ordinary course of business, (viii) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to “true” operating leases entered into in the ordinary course of business of the Company and their Subsidiaries, (ix) Liens in favor of the Lender, and (x) other Liens existing as of the Initial Funding Date that are disclosed on Section 3.01(r) to the Company Disclosure Schedule.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” shall mean the registration rights agreement in the form of Exhibit E hereto, under which the Company shall file with the SEC a Form S-1 Registration Statement (the
“Resale Registration Statement”) to register for resale under the Securities Act for the benefit of the Lender the Registrable Securities.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter   adopted by the Commission having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning ascribed to such term in Section 3.01(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and   regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, in the form of Exhibit C attached hereto.

“Senior Debt” means, and shall be limited to, the aggregate currently outstanding principal amount of approximately $4,000,000 of senior secured convertible notes issued by the Company to Space Infrastructure Ventures (the “Senior Lender”) plus accrued interest thereon, as the same may be amended or restated, subject at all times to the prior written approval of the Lender.

“State Securities Laws” means the securities (or “blue sky”) rules, regulations, or other similar laws of a particular state.

“Subsidiary” and “Subsidiary Guarantor” means Momentus Space, LLC, a Delaware limited liability company, being the only subsidiary of the Company as set forth on Section 3.01(a) and listed in the Company Disclosure Schedule and shall, where applicable, include any other direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” the Subsidiary Guarantee executed by the Subsidiary of the Company in the form of Exhibit B, attached hereto.

“Trading Market” means, as applicable, Nasdaq, the New York Stock Exchange, the NYSE American, the OTC Markets (including OTCQX Market, OTCQB Market and Pink Market), any nationally recognized successor to any of the foregoing, or any other United States or foreign securities exchange where the Company’s Common Stock trades on the date in question.

“Transaction Documents” means the collective reference to (a) this Agreement, (b) the Notes, (c) the Subsidiary Guarantee, (d) the Security Agreement, (e) the Warrant, (f) the Registration Rights Agreement, (g) the Transfer Agent Instructions, (h) the AGP Agreement and (i) the Funds Flow Agreement. All other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” means An Irrevocable Instruction letter addressed to Continental Stock Transfer & Trust Company, the Company’s transfer agent in the form of Exhibit H attached hereto, with respect to the Conversion Shares issuable upon any full or partial conversion of the Notes, the Warrant Shares under the Warrant and the Maximum Conversion Shares,  executed by an authorized officer of the Company and acknowledged and accepted by the transfer agent of the Company’s Common Stock.

“Warrant” means the five year warrant issuable to the Lender on the Initial Funding Date and in the form of Warrant annexed as Exhibit D hereto, entitling the holder to purchase up to that number of Warrant Shares equal to 80% of $1,012,500 divided by the closing price of the Common Stock on the Initial Funding Date at an exercise price equal to the Nasdaq Minimum Price; provided, however, that in the event that there is no effective registration statement covering the Warrant Shares, the Warrant shall have cashless exercise provisions and customary anti-dilution protections for down round equity raises and, to the extent that the Warrant Shares issuable upon any one or more exercise of the Warrant are otherwise payable in cash, the Borrower shall, in lieu of cash, accept a promissory note from Lender in payment therefore which shall be payable in full in cash on the earlier to occur of three (3) Business Days following the Lender’s sale of the Warrant Shares or seven (7) Business Days from the date of issuance.

“Warrant Shares” shall mean, as applicable, the shares of Common Stock that are issuable under the Warrant.

ARTICLE II
THE LOANS

Section 2.01      Initial Funding Date.

(a)       On the Initial Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees to make the Initial Loan of $750,000, less the $60,000 Origination Fee and the  Company hereby agrees to issue to the Lender the Initial Note in $1,012,500 Original Principal Amount  and the Warrant, and the Lender hereby agrees to accept from the Company the Initial Note and the Warrant.

(b)      On the Initial Funding Date, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to approximately $690,000, less Lender’s legal fees, representing the Initial Funding Amount, all set forth in the Flow of Funds Agreement.

(c)       The Company and its Subsidiary shall deliver to the Lender such Initial Note and other Transaction Documents to be delivered as of the Funding Date and the Lender shall deliver the other items set forth in Section 2.02 deliverable at the Closing.

(d)      Upon satisfaction of the conditions set forth in Sections 2.02 and 2.03, the Initial Funding shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.02      Initial Funding Date Deliverables.

(a)        By Lender. On or prior to the Initial Funding Date, the Lender shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Lender;

(ii)	the Security Agreement, the form of which is attached hereto as Exhibit C, duly executed by the Lender;

(iii)	the Funding Amount set forth in the Flow of Funds Agreement, by wire transfer to the Company pursuant to the wiring instructions to be provided by the Company;

(iv)	the Registration Rights Agreement duly executed by the Lender and in the form of Exhibit E attached hereto;

(v)	the Flow of Funds Agreement duly executed by the Lender and in the form of Exhibit F attached hereto;

(vi)	the Transfer Agent Instructions duly executed by the Lender and in the form of Exhibit H attached hereto; and

(vii)	the AGP Agreement duly executed by the Lender and in the form of Exhibit G attached hereto.

(b)       By the Company. On or prior to the Initial Funding Date, the Company shall deliver or cause to be delivered to the Lender:

(i)	this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)
an Initial Note, the form of which is attached hereto as Exhibit A-1, registered in the name of the Lender, in the $1,012,500 Original Principal Amount calculated in accordance herewith, duly executed by an authorized officer on behalf of the Company;

(iii)	the Subsidiary Guarantee, the form of which is attached hereto as Exhibit B, executed by an authorized officer on behalf of the Subsidiary of the Company;

(iv)	the Security Agreement, the form of which is attached hereto as Exhibit C, executed by an authorized officer on behalf of the Company and the Subsidiary;

(v)	the Warrant in the form of Exhibit D executed by an authorized officer of the Company;

(vi)	the Registration Rights Agreement duly executed by the Company and in the form of Exhibit E attached hereto;

(vii)	the Flow of Funds Agreement duly executed by the Company and in the form of Exhibit F attached hereto;

(viii)	the AGP Agreement duly executed by the Company and AGP and in the form of Exhibit G attached hereto;

(ix)	[RESERVED];

(x)	the Transfer Agent Instructions in the form of Exhibit H attached hereto, duly executed by the Company and the Company’s transfer agent; and

(xi)
an officer’s certificate of the Company and the Subsidiary certifying its: (A) charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.03      Initial Funding Date Conditions.

(a)        The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for the Initial Funding hereafter):

(i)	the accuracy in all material respects on the Initial Funding Date of the Lender’s representations and warranties contained herein;

(ii)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the Initial Funding Date shall have been performed; and

(iii)	the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

(b)       The obligations of the Lender hereunder in connection with the Initial Funding are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions for the Initial Funding hereafter):

(i)	evidence of the filing of the draft Resale Registration Statement with the SEC;

(ii)
the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Funding Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(iii)	all obligations, covenants and agreements of the Company and its Subsidiary required to be performed at or prior to the Funding Date shall have been performed;

(iv)	the delivery by the Company and its Subsidiary of the items set forth in Section 2.02(b) of this Agreement;

(v)	there shall have been no Material Adverse Effect with respect to the Company or the Subsidiary of the Company since the date hereof; and

(c)	the Company shall furnish the Lender with the wiring instruction for the Initial Funding Amount.

Section 2.04      Additional Funding Date.

(a)      On the Additional Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender may elect to make the Additional Loan of $750,000 and the  Company hereby agrees to issue to the Lender the Additional Note in $1,012,500 Original Principal Amount and, subject to funding the Additional Loan, the Lender hereby agrees to accept from the Company the Additional Note; it being understood that the Lender intends to fund such Additional Loan on the Additional Funding Date subject to the Company’s maintaining its listing on Nasdaq and meeting certain trading price, market capitalization and trading volume requirements that are reasonably acceptable to the Lender with respect to the Lender’s ability to resell the Registrable Securities.

(b)      On the Additional Funding Date, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to $750,000, representing the Additional Funding Amount.

(c)        The Company and its Subsidiary shall deliver to the Lender such Additional Note and other Transaction Documents to be delivered as of the Funding Date and the Lender shall deliver the other items set forth in Section 2.05 deliverable at the Closing.

(d)       Upon satisfaction of the conditions set forth in Sections 2.04 and 2.05, the Additional Funding shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.05      Additional Funding Date Deliverables.

(a)      By Lender. On or prior to the Additional Funding Date, the Lender shall deliver or cause to be delivered to the Company the $750,000 Additional Funding Amount, by wire transfer to the Company pursuant to the wiring instructions to be provided by the Company;

(b)       By the Company. On or prior to the Additional Funding Date, the Company shall deliver or cause to be delivered to the Lender;

(i)           this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)        the Additional Note, the form of which is attached hereto as Exhibit A-2, registered in the name of the Lender, in the S1,012,500 Original Principal Amount calculated in accordance herewith, duly executed by an authorized officer on behalf of the Company;

(iii)      confirmation to the Lender and the Transfer Agent that the Subsidiary Guarantee, the Security Agreement, the Warrant, the Registration Rights Agreement, the Transfer Agent Instructions and the AGP Agreement remain in full force and effect in accordance with their respective terms; and

(iv)         an officer’s certificate of the Company and the Subsidiary certifying its: (A) charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.06       Additional Closing Conditions.

a.         the Resale Registration Statement shall have been declared effective by the SEC;

b.         the accuracy in all material respects on the Additional Funding Date of the Lender’s representations and warranties contained herein;

c.         all obligations, covenants and agreements of the Lender required to be performed at or prior to the Additional Funding Date shall have been performed;   and

d.         the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

e.         the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Additional Funding Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

f.       all obligations, covenants and agreements of the Company and its Subsidiary required to be performed at or prior to the Funding Date shall have been performed;

g.         the delivery by the Company and its Subsidiary of the items set forth in Section 2.02(b) of this Agreement;

h.         there shall not exist and Event of Default under the Initial Note;

i.          there shall have been no Material Adverse Effect with respect to the Company or the Subsidiary of the Company since the date hereof; and

j.          the Company shall furnish the Lender with the wiring instruction for the Additional Funding Amount.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01     Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender on behalf of the Company and its Subsidiary (together with the Company, the “Loan Parties”) that, except as set forth in the applicable Section of the Company Disclosure Schedule the Company Disclosure Schedule, the following representations are true and complete as of the date of the date hereof.

(a)      Organization and Qualification. The Company and the Subsidiary are each duly incorporated or otherwise organized, validly existing and in good standing under the laws of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor the Subsidiary is in violation or default of any of the provisions of its certificates of incorporation or bylaws, each, as amended and in effect. A complete and correct copy of the Company’s certificate of incorporation and bylaws, with respect to the Company, or certificate of formation and LLC agreement, with respect to the Subsidiary, each as amended and in effect on the date of this Agreement and as they will be in effect on the Funding Date, is attached to the officer’s certificate referenced in Section 2.02(b) and Section 2.04(b). There are no other organizational or charter documents of the Company or the Subsidiary.  The Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality,  validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiary taken as a whole; or (iii) a material adverse effect on the Company’s or the Subsidiary’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or the Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

(b)      Authorization; Enforcement. Each of the Company and the Subsidiary has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiary and no further action is required by the Company, the Subsidiary or the Board of Directors or stockholders thereof in connection therewith (other than the Required Approvals). Each Transaction Document to which the Company or the Subsidiary is a party has been (or upon delivery will have been) duly executed by the Company and the Subsidiary and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and the Subsidiary enforceable against the Company and the Subsidiary in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)       No Conflicts. The execution, delivery and performance by the Company and the Subsidiary of the Transaction Documents to which it is (or is to be) a party and the consummation by the Company and of its Subsidiary of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary’ certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, agreement or other instrument (evidencing Indebtedness of the Company or the Subsidiary, or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company or the Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(d)       Filings, Consents and Approvals. The Company and its Subsidiary are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with their execution, delivery and performance of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(e)       Reservation of Common Stock. The Company has reserved from its duly authorized Common Stock a number of shares of Common Stock, up to the sum of (i) the Warrant Shares to be issued at Closing under the Warrant, plus (ii) the Maximum Conversion Shares for issuance to the Lender or its Affiliates in the event of the full permitted conversion of the Notes.

(f)       Capitalization. The capitalization of the Company is as set forth in the most recent SEC Reports and as further modified in Section 3.01(f) of the Company Disclosure Schedule. The Company has no Indebtedness, except for the Senior Debt or as otherwise disclosed in the most recent SEC Reports and in Section 3.01(f) of the Company Disclosure Schedule.  Since the date of the most recently filed SEC Report, the Company has not issued any Common Stock, Common Stock Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date hereof.  Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports and further modified in Section 3.01(f) of the Company Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of the Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents or capital stock of the Subsidiary. The issuance and sale of the Notes will not obligate the Company or the Subsidiary to issue any securities to any Person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Notes hereunder.

(g)       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(h)       Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $50,000 in any one case or $100,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices. The Company is not in default with respect to any Indebtedness.

(i)        Material Changes. Since the date of the latest financial statements made available to Lender prior to the date hereof, other than as set forth in the SEC Reports: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP; (C) the Company has not altered their method of accounting; (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (E) the Company has not issued any equity securities except  in favor of an officer, director or consultant pursuant to an existing Company equity incentive plans.

(j)        Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (ii) if there were an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, none of the Company or any director or officer thereof is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(k)      Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or the Subsidiary which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiary’ employees is a member of a union that relates to such employee’s relationship with the Company or its Subsidiary, and the Company and the Subsidiary is not a party to any collective bargaining agreement. The Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)        Compliance. Except as disclosed set forth in Section 3.01(m) of the Company Disclosure Schedule, the Company and the Subsidiary: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiary under), nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)     Regulatory Permits. The Company and the Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)       Title to Assets. The Company and its Subsidiary have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company and its Subsidiary, in each case free and clear of all Liens, except for Liens disclosed in Section 3.01(n) of the Company Disclosure Schedule that do not materially and adversely (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Company and its Subsidiary. Any real property and facilities held under lease by the Company or a Subsidiary is held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary (as applicable) are in compliance except as disclosed in Schedule 3.1(n) of the Company Disclosure Schedule.

(o)       Patents and Trademarks. (i) The Company or a Subsidiary thereof has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, software, websites, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business as presently conducted (collectively, the “Intellectual Property Rights”); (ii) the Company has not received written notice that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Company or its Subsidiary, and to the knowledge of the Company there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)      Transactions with Officers, Directors and Employees. None of the officers or directors of the Company or the Subsidiary and, to the knowledge of the Company, none of the employees of the Company or the Subsidiary, is presently a party to any transaction with the Company (other than for services as employees, officers and directors and related party notes as identified in the SEC Reports), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Company; and (z) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q)      Indebtedness. Except for the Senior Debt issued to the Senior Lender, all Indebtedness owed by the Loan Parties to all other Persons disclosed in the most recent SEC Reports and in Section 3.01(g) and Section 3.01(r) of the Company Disclosure Schedule is unsecured.

(q)       Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Lender as contemplated hereby.

(r)        Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s)       Registration Rights. Other than as described in the SEC Reports, as set forth in the Registration Rights Agreement and further modified by Section 3.01(s) of the Company Disclosure Schedule, no Person has any right to demand the Company to file a registration statement under the Securities Act covering the sale of any securities of the Company.

(t)       Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Lender, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(u)       No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers    or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(v)       [RESERVED].

(w)      Tax Status. Except as set forth in Section 3.01(w) of the Company Disclosure Schedule, the Company has filed all material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

(x)       No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold the Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to the   Lender.

(y)       Insurance. As set forth in Section 3.01(y) of the Company Disclosure Schedule, the Company and the Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged.  The Company has never been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(z)       Acknowledgment Regarding Lender’s Purchase of the Notes. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Notes. The Company further represents to the Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(aa)     No Disqualification Events. With respect to the Notes to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(bb)     Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(cc)      Notice of Disqualification Events. The Company will notify the Lender in writing, prior to the Funding Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(dd)     Foreign Corrupt Practices. To the knowledge of the Company, neither the Company nor any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(ee)      Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director or executive officer of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff)       U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Lender’s request.

(gg)     Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh)     Money Laundering. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with  respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)      Representations. The representations and warranties of the Company contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect Lender’s right to rely on the Company’s representations and warranties contained in this Section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02       Representations and Warranties of the Lender.

The Lender, for itself and for no other Person, hereby represents and warrants as of the date hereof and as of the Funding Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)       Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Own Account. The Lender understands that the Notes, the Warrant and the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Notes, the Warrant and Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such the Notes, the Warrant or Conversion Shares or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any  of such the Notes, the Warrant or Conversion Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such the Notes (this representation and warranty not limiting the Lender’s right to sell the Notes, the Warrant or Conversion Shares in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. The Lender is acquiring the Notes hereunder in the ordinary course of its business.

(c)     Non-Transferrable. The Lender agrees: (i) that the Lender will not sell, assign, pledge, give, transfer or otherwise dispose of the Notes, the Warrant or Conversion Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Notes, the Warrant and Conversion Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws, (ii) that the certificates representing the Notes will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such the Notes, the Warrant and Conversion Shares except upon compliance with the foregoing restrictions.

(d)       Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Notes. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e)       Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(f)        No Trading Market. The Lender acknowledges that there is currently no trading market for the Notes and that none is expected to develop for the Notes.

(g)       General Solicitation. The Lender acknowledges that neither the Company nor any other person offered to sell the Notes to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h)      Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i)        Foreign Lender. The Lender is a United States person and not a foreign Lender.

(j)        Information from Company. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Notes and anything set forth in the Transaction Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k)      Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Lender has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Lender represents that the Lender’s investment objective is speculative in that the Lender seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Lender’s risk exposure is also speculative. The Notes offered hereby is highly speculative and involves a high degree of risk and Lender should only purchase these securities if Lender can afford to lose its entire investment.

(l)        Money Laundering. The operations of the Lender are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect the Lender’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.01      Affirmative and Negative Covenants.    Each of the Loan Parties hereby covenants and agrees that until all obligations owed to the Lender shall have been paid in full, without the prior written approval of the Lender:

(a)      the Loan Parties shall not incur any Indebtedness, other than Permitted Indebtedness or as otherwise expressly permitted by this Agreement (“Additional Indebtedness”), unless the net proceeds to the Company of such Additional Indebtedness shall be used to prepay 100% of the then Outstanding Principal Amount of the Notes (including any Default Amount and accrued interest thereon), or such Additional Indebtedness shall be approved in advance by the Lender;

(b)       the Loan Parties shall not engage in the public or private sale of any securities, including convertible and non-convertible notes or debentures, Common Stock or Common Stock Equivalents, except for Exempt Issuances or as otherwise expressly permitted in this Agreement, the Notes or other Transaction Documents, unless 100% of the net proceeds to the Loan Parties from such sale are used to repay the then Outstanding Principal Amount of the Notes (including any Default Amount and accrued interest thereon)

(c)       no payments of Indebtedness shall be paid to any Affiliate, other than payments of deferred compensation to members of the board of directors and employees of the Company;

(d)       except for the Senior Lender, the Loan Parties shall not permit any Person to have a Lien of any of the assets of any of the Loan Parties, except for Permitted Liens (as defined in the Security Agreement);

(e)        the Loan Parties shall comply with all of the additional affirmative and negative covenants set forth in the Notes and the Security Agreement.

Section 4.02       Transfer Restrictions.

(a)       The Notes, Warrant Shares and Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Notes, Warrant Shares or Conversion Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred the Notes, Warrant Shares and Conversion Shares under the Securities Act. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Lender under this Agreement.

(b)       The Lender agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Notes, the Warrant Shares and Conversion Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Section 4.03       Use of Proceeds; Restrictions on Certain Payments. The Company shall use the net proceeds hereunder for general working capital purposes.

Section 4.04      Future Subsidiary. Any direct or indirect Subsidiary of the Company (or the Subsidiary) formed or acquired after the Funding Date and before the Notes shall have been repaid in full shall promptly thereafter execute and deliver (or otherwise join and agreed to be bound as a Subsidiary of the Company under) the Subsidiary Guaranty and the Security Agreement.

Section 4.05      Intentionally Omitted.

Section 4.06      Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes to the Lender in a manner that would require the registration under the Securities Act of the issuance and sale of the Notes to the Lender.

Section 4.07     Publicity. The Company and the Lender shall consult with each other in issuing any other press releases and SEC Reports with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or SEC Report nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release or SEC Report of the Company mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, SEC Report or communication. The Company will publish a press release announcing this transaction approved by the Lender within 4 Business Days following the Funding Date.

Section 4.08      Indemnification of Lender. The Company shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

ARTICLE V
MISCELLANEOUS

Section 5.01      Termination. This Agreement may be terminated by the Lender by written notice to the Company if the Closing has not been consummated on or before the 3rd Business Day after the date of the execution and delivery of this Agreement by both parties; provided that such termination will not affect the right of any party to sue for any breach by the other party.

Section 5.02      Fees and Expenses. The Company shall bear the expenses of the Company and the Lender incurred in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses (including fees to Lender’s counsel of $15,000), transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender. In addition, the Company shall pay the origination fee to the Lender as specified hereinabove.

Section 5.03       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04      Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

if to Lender:

J.J. Astor & Co.
26 S Rio Grande Street, #2072
Salt Lake City, Utah 84101
Attn: Michael Pope
Email: michael.p@jjastor.com

with a copy to:
Barton, LLP
711 Third Avenue, 14th Floor
New York, New York 10017

if to the Company:
Momentus Inc.
3901 N. First Street
San Jose, CA 95134
Attn:  John Rood, CEO
Email: john.rood@momentusspace.com

with a copy to:
Stephen C. Hinton, Esq.
Bradley Arant Boult Cummings LLP
1221 Broadway
Nashville, Tennessee 37203
Telephone: (205) 521-8406
Email: shinton@bradley.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05      Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Notes, and/or participate any of such rights in connection with granting of any participation of the Notes, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

Section 5.07      No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08       Arbitration and Governing Law.

(a)       Arbitration of Disputes.   In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah, except that Lender may, at its election, maintain any action for equitable relief in the Third Judicial District, Salt Lake County, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Company or the Subsidiary Guarantor. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Loan Parties hereby expressly waive any right to seek an exemption from Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State.  The Parties further agree that the costs of the arbitration shall be divided equally between the Company and the Lender until a prevailing Party is determined, at which time the non-prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person's claims, and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(b)      Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents, including, without limitation, the enforcement of any award by the arbitrator, shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) that is not initially submitted to arbitration in accordance with Section 5.08(a) above, shall be commenced exclusively in the federal and state courts sitting in Salt Lake County, Salt Lake City, Utah (the “Utah Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the enforcement of any arbitration award or adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or that such Utah Courts are improper or inconvenient venue for such proceeding or that such Party may obtain an exemption from Utah law based on any public policies or principles of any other State or jurisdiction. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing Party in such Action or Proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09       Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes.

Section 5.10      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12     Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.13      Replacement of the Notes. If any certificate or instrument evidencing the Notes is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement the Notes.

Section 5.14      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15      Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16      Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.17     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.18     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL    BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date below.

Company:

MOMENTUS INC.

By:	/s/ John Rood
Name: John Rood
Title: Chief Executive Officer

Lender:

J.J. ASTOR & CO.

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

DISCLOSURE SCHEDULES

Schedule 3.01(g)
Capitalization

Schedule 3.01(m)
Compliance

Schedule 3.01(o)
Title to Assets

Schedule 3.01(s)
Registration Rights

Exhibit A-1 to Loan Agreement

Junior Secured Convertible Note

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Original Issue Date: _______ __, 2025	Funding Amount	$639,375
Final Maturity Date: ___________, 2026	Original Principal Amount:	$1,012,500

MOMENTUS INC.
JUNIOR SECURED CONVERTIBLE NOTE

THIS JUNIOR SECURED CONVERTIBLE NOTE is a duly authorized and validly issued promissory note of Momentus Inc. a Delaware corporation (the “Company”), designated as its junior secured convertible note (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to J.J. Astor & Co., (the “Lender”) or any other subsequent holder of this Note (together with the Lender, the “Holder”), the Original Principal Amount of this Note as set forth above (the “Original Principal Amount”) in forty (40) weekly installments of $25,312.50 each (the “Weekly Installment Payments”) commencing on _______ [*], 2025 after application of the $50,625 Holdback Amount and thereafter on each succeeding  Friday of the next succeeding thirty-seven (37) weeks until the Final Maturity Date as set forth above, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (as the case may be, the “Maturity Date”). This Note is subject to the following additional provisions:

Section 1. Definitions. This is the Initial Note, as defined in the Loan Agreement.  For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and (b) the following terms shall have the following meanings:

“AGP” and “AGP Agreement” shall have the meanings as those terms are defined in the Loan Agreement.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in any legal proceeding that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning as that term is defined in the Loan Agreement.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of Note), (b) the Company or its significant Subsidiaries merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company or its significant Subsidiaries and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or less than 50% of the equity of its significant Subsidiaries, (c) the Company sells or transfers all or substantially all of its assets or the assets of its Subsidiaries to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” and “Common Stock Equivalents” shall have the meanings as those terms are defined in the Loan Agreement.

“Contingent Obligation” means, with respect to any Loan Party any obligation of such Loan Party guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Loan Party of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Loan Party, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Loan Party is required to perform thereunder), as determined by such Loan Party in good faith.

“Conversion Price” shall have the meaning as that term is defined in the Loan Agreement.

“Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement.

“Default Amount” means, with respect to the Note, the sum of: (1) the amount obtained by multiplying (x) the Outstanding Principal Amount of this Note by (y) 120% (the “Default Principal Amount”), plus (2) default interest on such Default Principal Amount at the rate of 18% per annum, compounded monthly, and all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

“Equity Receipts” shall have the meaning as that term is defined in the Loan Agreement.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Extraordinary Receipts” shall have the meaning as that term is defined in the Loan Agreement.

 “Holdback Amount” shall mean $50,625 to be retained by Lender and applied by the Lender to fund the first two (2) Weekly Installment Payments.

“Indebtedness”  means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations and liabilities that are cash collateralized on terms reasonably satisfactory to the Required Lenders; (g) all net obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Person in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) preferred Equity Interests to the extent not constituting Disqualified Equity Interests and (iv) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP.  The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party.  For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

“Loan Agreement” means the Loan Agreement, dated as of May [*], 2025 by and among the Company and the Lender, as the original Holder of the Note, as amended, modified, or supplemented from time to time in accordance with its terms.

“Maturity Date” shall mean the earlier to occur of (a) the occurrence of an Event of Default, or (b) ___________ [*], 2026.

“Maximum Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement.

“Minimum Installment Payment” has the meaning set forth in Section 2(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Original Principal Amount” means $1,125,000 as set forth on the first page of this Note

“Outstanding Principal Amount” means at any point in time the Original Principal Amount less all Minimum Installment Payments made or any prepayment(s) of this Note, if any.

“Payment Amount” means, at any point in time with respect to the Note at any time, the sum of: (a) the Original Principal Amount of this Note or the Default Amount (as applicable), at such time, less (b) all Minimum Installment Payments and any prepayments previously made, if any, plus (c) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note.

“Payment Notice”  means the written notice o be provided by the Company to the Lender as of the Original Issue Date and as subsequently amended pursuant to which the Company shall specify the manner in which the Company intends to make Weekly Installment Payments, whether in cash or by issuance of immediately salable Conversion Shares which have been registered for resale under the Securities Act  pursuant to the Registration Rights Agreement or are otherwise exempt from the registration requirements of the Securities Act.

“Principal Amount” means, with respect to the Note at any time, the then Outstanding Principal Amount of such Note; provided that from and after the occurrence of an Event of Default the Principal Amount shall be the Default Amount.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Debt” and “Senior Lender” shall have the meanings as those terms are defined in the Loan Agreement.

“Senior Loan Agreement” shall mean any loan or credit agreement and related senior secured promissory note entered into by the Company with the Senior Lender and evidencing the Senior Debt and any amendments or restatements thereto that are approved in advance in writing by the Lender.

“Scheduled Payment Date” means, on Friday of each week from and after the Original Issue Date, commencing with June [*], 2025 and, after application of the Holdback Amount by the Lender to pay the first two Weekly Installment Payments in cash, continuing on each of the following Friday for the next succeeding thirty-seven (37) consecutive weeks.

“Trading Market” has the meaning as that term is defined in the Loan Agreement.

“Transfer Agent Instructions” has the meaning as that term is defined in the Loan Agreement.

“Utah Courts” shall have the meaning set forth in Section 6(d).

“Warrant” means the Warrant issued on the Closing Date as defined in the Loan Agreement.

“Warrant Shares” has the meaning as that term is defined in the Loan Agreement.

Section 2. Payment, Prepayment; Interest.

(a)       On each Scheduled Payment Date, the Company shall make Weekly Installment payments of the Outstanding Principal Amount under this Note in an amount of not less than $25,312.50 (each a “Minimum Installment Payment”) until the entire Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall have been paid in full. On the Maturity Date, the entire then Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall become immediately due and payable.

(b)       The Company may make Minimum Installment Payments of the Principal Amount under this Note either in cash or at the option of the Company in the form of Conversion Shares that have been fully registered for resale under the Securities Act and are immediately salable by Lender; provided that, (i) the Company shall give the Lender a Payment Notice on the Original Issue Date and if amended thereafter on not less than ten (10) Business Days advance notice to Lender of its intention to make all or any portion of the Minimum Installment payments under this Note in the form of Conversion Shares (the “Share Payment Notice”), and (ii) the Lender may elect to accept only Conversion Shares as payment of all or any portion of the Minimum Installment Payments under this Note by giving the Company seven (7) Business Days advance written notice of such election  to accept Conversion Shares (the “Conversion Notice”). Notwithstanding the foregoing, until such time as all Conversion Shares up to the Maximum Conversion Shares have been registered for resale pursuant to the Registration Rights Agreement and are immediately salable, the Company shall pay all Minimum Installment Payments in cash.

(c)        This Note shall be immediately payable in full upon a Change of Control Transaction.

(d)       The Outstanding Principal Amount of this Note, plus accrued interest hereon shall be subject to mandatory prepayment to the extent of (i) any Extraordinary Receipts or (ii) any Equity Receipts received by the Company from consummation of the sale of Common Stock or Common Stock Equivalents, whether pursuant to a resale registration statement or upon a financing in which AGP or any other investment bank shall act as underwriter or placement agent (each a “Mandatory Prepayment”).  Any such Mandatory Prepayment shall be applied to the Weekly Installments of the $25,312.50 Minimum Installment Payments in the order of last maturing Indebtedness.

(e)        From and after the occurrence of an Event of Default, the Outstanding Principal Amount of this Note shall increase to the Default Amount and this Note shall bear interest accruing at eighteen percent (18%) per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily until payment in full of the Default Amount.

Section 3. Registration of Transfers and Exchanges.

(a)       Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)       Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Loan Agreement and may be transferred or exchanged only in compliance with the Loan Agreement and applicable federal and state securities laws and regulations.

(c)       Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the official Note register of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Covenants. As long as any portion of this Note remains outstanding, unless the Lender shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (if any) to, directly or indirectly:

(a)        violate any of the affirmative or negative covenants set forth in the Loan Agreement or other Transaction Documents;

(b)       amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of holders of Note;

(c)      amend, restate or otherwise modify any of the existing terms of any outstanding Indebtedness, (other than Indebtedness to the Lender and, subject to the Lender’s prior approval, the Senior Debt) whether or not set forth in the Company Disclosure Schedule;

(d)       issue, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of Common Stock or Common Stock Equivalents, except to the extent that they are expressly permitted under the Loan Agreement;

(e)       incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Senior Debt and other Permitted Indebtedness or as otherwise expressly permitted under the Loan Agreement, provided that, except for Senior Debt, such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(f)        grant or suffer to exist any Liens on its property or assets, other than Liens encumbering Senior Debt and other Permitted Liens;

(g)        pay cash dividends or distributions on any equity securities of the Company;

(h)        enter into any transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(i)        enter into any agreement or commitment with respect to any of the foregoing.

Section 5. Events of Default.

(a)       “Event of Default” means, wherever used herein, the occurrence of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)          any default in the payment of any Principal Amount, or Default Amount (as applicable) as and when the same shall become due and payable (whether on a Scheduled Payment Date, the Maturity Date, by Mandatory Prepayment, acceleration or otherwise) which default, solely in the case of required payment of the Minimum Weekly Installment on any Scheduled Payment Date, is not fully cured within three (3) Business Days (the “Grace Period”); provided, that there shall only be three (3) Grace Periods permitted under this Note;

(ii)         the Company shall fail to observe or perform any other covenant or agreement contained in the Loan Agreement or this Note, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Holder or by any other holder of Note to the Company and (B) five (5) Business Days after the Company has become aware of such failure; and, for the avoidance of doubt, shall include the Company’s failure or refusal to promptly call a shareholders meeting within the time specified in the Loan Agreement;

(iii)        a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under the Loan Agreement, this Note or any of the other Transaction Documents or under other Permitted Indebtedness;

(iv)         the Senior Lender or other holder of Senior Debt shall declare a default under any Senior Loan Agreement and accelerate payment of the Senior Debt;

(v)        any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(vi)        the Company shall breach or violate in any respect the provisions of the Registration Rights Agreement, the Warrant or the Transfer Agent Instructions;

(vii)        the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(viii)     the Company shall default (following the expiration of all cure or waiting periods and the provision of all notices required under the applicable agreement(s)) on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement (but excluding the Company’s headquarters lease under which the Company is in default as of the date of this Agreement as disclosed in the SEC Reports) that (a) involves an obligation greater than $300,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(ix)          a final non-appealable judgment by any competent court for the payment of money in an amount of at least $100,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed;

(x)          the Company shall be delinquent in the filing of any of its SEC Reports, including its Form 8-K, interim reports or Form 10-Q quarterly report or Form 10-K annual financial reports required to be filed with the Commission under the Exchange Act (beyond any period of grace granted by the Commission with respect thereto); or

(xi)          the Common Stock shall have ceased to be listed or quoted on Nasdaq, the New York Stock Exchange or the NYSE American.

(b)       Remedies Upon Event of Default. If any Event of Default occurs and is continuing, this Note shall become, at the Holder’s election, immediately due and payable in the Default Amount, and the Holder shall have the right, to convert all or any portion of this Note into Conversion Shares at the applicable Conversion Price up to the Maximum Conversion Shares or such number of Conversion Shares based on the then Default Amount of this Note, and shall be entitled to exercise its rights and remedies in connection therewith under the other Transaction Documents, including enforcing its rights under  the Subsidiary Guarantee and Security Agreement. Upon the conversion in full of the Default Amount in accordance with the terms of this Note, the Holder shall promptly surrender this to or as directed by the Company. In connection with such acceleration or exercise described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

(a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on in the Loan Agreement, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Loan Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)        Absolute Obligation, Security and Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company and is secured by and under the Subsidiary Guarantee and Security Agreement. This Note is a direct debt obligation of the Company, and ranks (i) pari passu with all other Notes (if any) now or hereafter issued under the terms of the Loan Agreement, and (ii) except for the Senior Debt owed to the Senior Lender, ranks senior to all other evidence of Indebtedness of the Company or any of its Subsidiaries.

(c)       Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and customary indemnity reasonably satisfactory to the Company.

(d)       Arbitration of Disputes.   In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah, except that Lender may, at its election, maintain any action for equitable relief in the Third Judicial District, Salt Lake County, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Company or any Subsidiary Guarantor. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Loan Parties hereby expressly waive any right to seek an exemption from Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State.  The Parties further agree that the costs of the arbitration shall be divided equally between the Company and the Lender until a prevailing Party is determined, at which time the non‑prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person's claims and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(e)      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Salt Lake, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

(f)        Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g)    Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h)          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i)        Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Amendments; Waivers.  Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Loan Agreement.

Balance of this page left blank – signature page follows

IN WITNESS WHEREOF, the Company has caused this Junior Secured Note to be duly executed by a duly authorized officer as of the date and year first above indicated.

MOMENTUS INC.

By:
Name: John Rood
Title: Chief Executive Officer

Exhibit A-2 to Loan Agreement

Junior Secured Convertible Note

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Original Issue Date: ________ __, 2025	Funding Amount	$699,375
Final Maturity Date: __________ __, 2026	Original Principal Amount:	$1,012,500

MOMENTUS INC.
JUNIOR SECURED CONVERTIBLE NOTE

THIS JUNIOR SECURED CONVERTIBLE NOTE is a duly authorized and validly issued promissory note of Momentus Inc. a Delaware corporation (the “Company”), designated as its junior secured convertible note (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to J.J. Astor & Co., (the “Lender”) or any other subsequent holder of this Note (together with the Lender, the “Holder”), the Original Principal Amount of this Note as set forth above (the “Original Principal Amount”) in forty (40) weekly installments of $25,312.50 each (the “Weekly Installment Payments”) commencing after application of the $52,625 Holdback Amount on _______[*], 2025 and thereafter on each succeeding  Friday of the thirty‑seven (37) weeks until the Final Maturity Date as set forth above, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (as the case may be, the “Maturity Date”). This Note is subject to the following additional provisions:

Section 1. Definitions. This is the form of Additional Note, as defined in the Loan Agreement.  For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and (b) the following terms shall have the following meanings:

“AGP” and “AGP Agreement” shall have the meanings as those terms are defined in the Loan Agreement.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning as that term is defined in the Loan Agreement.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of Note), (b) the Company or its significant Subsidiaries merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company or its significant Subsidiaries and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or less than 50% of the equity of its significant Subsidiaries, (c) the Company sells or transfers all or substantially all of its assets or the assets of its Subsidiaries to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” and “Common Stock Equivalents” shall have the meanings as those terms are defined in the Loan Agreement.

“Contingent Obligation” means, with respect to any Loan Party any obligation of such Loan Party guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Loan Party of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Loan Party, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Loan Party is required to perform thereunder), as determined by such Loan Party in good faith.

“Conversion Price” shall have the meaning as that term is defined in the Loan Agreement.

“Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement.

“Default Amount” means, with respect to the Note, the sum of: (1) the amount obtained by multiplying (x) the Outstanding Principal Amount of this Note by (y) 120% (the “Default Principal Amount”), plus (2) default interest on such Default Principal Amount at the rate of 18% per annum, compounded monthly, and all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

“Equity Receipts” shall have the meaning as that term is defined in the Loan Agreement.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Extraordinary Receipts” shall have the meaning as that term is defined in the Loan Agreement.

 “Holdback Amount” shall have the meaning as that term is defined in the Loan Agreement.

“Indebtedness”  means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations and liabilities that are cash collateralized on terms reasonably satisfactory to the Required Lenders; (g) all net obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Person in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) preferred Equity Interests to the extent not constituting Disqualified Equity Interests and (iv) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP.  The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party.  For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

“Loan Agreement” means the Loan Agreement, dated as of May [*], 2025 by and among the Company and the Lender, as the original Holder of the Note, as amended, modified, or supplemented from time to time in accordance with its terms.

“Maturity Date” shall mean the earlier to occur of (a) the occurrence of an Event of Default, or (b) ___________ [*], 2026.

“Maximum Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement.

“Minimum Installment Payment” has the meaning set forth in Section 2(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Original Principal Amount” means $1,012,500 as set forth on the first page of this Note

“Outstanding Principal Amount” means at any point in time the Original Principal Amount less all Minimum Installment Payments made or any prepayment(s) of this Note, if any.

“Payment Amount” means, at any point in time with respect to the Note at any time, the sum of: (a) the Original Principal Amount of this Note or the Default Amount (as applicable), at such time, less (b) all Minimum Installment Payments and any prepayments previously made, if any, plus (c) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note.

“Payment Notice”  means the written notice to be provided by the Company to the Lender as of the Original Issue Date and as subsequently amended pursuant to which the Company shall specify the manner in which the Company intends to make Weekly Installment Payments, whether in cash or by issuance of immediately salable Conversion Shares which have been registered for resale under the Securities Act  pursuant to the Registration Rights Agreement or are otherwise exempt from the registration requirements of the Securities Act.

“Principal Amount” means, with respect to the Note at any time, the then Outstanding Principal Amount of such Note; provided that from and after the occurrence of an Event of Default the Principal Amount shall be the Default Amount.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Debt” and “Senior Lender” shall have the meanings as those terms are defined in the Loan Agreement.

“Senior Loan Agreement” shall mean any loan or credit agreement and related senior secured promissory note entered into by the Company with the Senior Lender and evidencing the Senior Debt and any amendments thereto that are approved in advance in writing by the Lender.

“Scheduled Payment Date" means, on Friday of each week from and after the Original Issue Date, commencing with _________ [*], 2025 and, after application of the Holdback Amount continuing on each of the following Fridays for thirty-seven (37) consecutive weeks.

“Trading Market” has the meaning as that term is defined in the Loan Agreement.

“Transfer Agent Instructions” has the meaning as that term is defined in the Loan Agreement.

“Utah Courts” shall have the meaning set forth in Section 6(d).

“Warrant” means the Warrant issued on the Closing Date as defined in the Loan Agreement.

“Warrant Shares” has the meaning as that term is defined in the Loan Agreement.

Section 2. Payment, Prepayment; Interest.

(f)        On each Scheduled Payment Date, the Company shall make Weekly Installment payments of the Outstanding Principal Amount under this Note in an amount of not less than $25,312.50 (each a “Minimum Installment Payment”) until the entire Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall have been paid in full. On the Maturity Date, the entire then Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall become immediately due and payable.

(g)       The Company may make Minimum Installment Payments of the Principal Amount under this Note either in cash or at the option of the Company in the form of Conversion Shares that have been fully registered for resale under the Securities Act and are immediately salable by Lender; provided that, (i) the Company shall give the Lender a Payment Notice on the Original Issue Date and if amended thereafter on not less than ten (10) Business Days advance notice to Lender of its intention to make all or any portion of the Minimum Installment payments under this Note in the form of Conversion Shares, and (ii) the Lender may elect to accept only Conversion Shares as payment of all or any portion of the Minimum Installment payments under this Note by giving the Company seven (7) Business Days advance written notice of such intention (the “Conversion Notice”). Notwithstanding the foregoing, until such time as all Conversion Shares up to the Maximum Conversion Shares have been registered for resale pursuant to the Registration Rights Agreement and are immediately salable, the Company shall pay all Minimum Installment Payments in cash.

(h)        This Note shall be immediately payable in full upon a Change of Control Transaction.

(i)       The Outstanding Principal Amount of this Note, plus accrued interest hereon shall be subject to mandatory prepayment to the extent of (i) any Extraordinary Receipts or (ii) any Equity Receipts received by the Company from consummation of the sale of Common Stock or Common Stock Equivalents, whether pursuant to a resale registration statement or upon a financing in which AGP or any other investment bank shall act as underwriter or placement agent (each a “Mandatory Prepayment”).  Any such Mandatory Prepayment shall be applied to the Weekly Installments of the $25,312.50 Minimum Installment Payments in the order of last maturing Indebtedness.

(j)        From and after the occurrence of an Event of Default, the Outstanding Principal Amount of this Note shall increase to the Default Amount and this Note shall bear interest accruing at eighteen percent (18%) per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily until payment in full of the Default Amount.

Section 3. Registration of Transfers and Exchanges.

(d)       Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(e)        Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Loan Agreement and may be transferred or exchanged only in compliance with the Loan Agreement and applicable federal and state securities laws and regulations.

(f)       Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the official Note register of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Covenants. As long as any portion of this Note remains outstanding, unless the Lender shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (if any) to, directly or indirectly:

(j)        cause the Resale Registration Statement declared effective by the SEC to be no longer current so as to enable the Lender to immediately resell all Registrable Securities under the Registration Rights Agreement;

(k)        violate any of the affirmative or negative covenants set forth in the Loan Agreement or other Transaction Documents;

(l)        amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of holders of Note;

(m)     amend, restate or otherwise modify any of the existing terms of any outstanding Indebtedness, (other than Indebtedness to the Lender and, subject to the Lender’s prior approval, the Senior Debt) whether or not set forth in the Company Disclosure Schedule;

(n)       issue, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of Common Stock or Common Stock Equivalents, except to the extent that they are expressly permitted under the Loan Agreement;

(o)       incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Senior Debt and other Permitted Indebtedness or as otherwise expressly permitted under the Loan Agreement, provided that, except for Senior Debt, such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(p)        grant or suffer to exist any Liens on its property or assets, other than Liens encumbering Senior Debt and other Permitted Liens;

(q)        pay cash dividends or distributions on any equity securities of the Company;

(r)        enter into any transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or
(s)          enter into any agreement or commitment with respect to any of the foregoing.

Section 5. Events of Default.

(c)          “Event of Default” means, wherever used herein, the occurrence of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)         any default in the payment of any Principal Amount, or Default Amount (as applicable) as and when the same shall become due and payable (whether on a Scheduled Payment Date, the Maturity Date, by Mandatory Prepayment, acceleration or otherwise) which default, solely in the case of required payment of the Minimum Weekly Installment on any Scheduled Payment Date, is not fully cured within three (3) Business Days (the “Grace Period”); provided, that only three (3) Grace Periods shall be permitted under this Note;

(ii)        the Company shall fail to observe or perform any other covenant or agreement contained in the Loan Agreement or this Note, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Holder or by any other holder of Note to the Company and (B) five (5) Business Days after the Company has become aware of such failure;

(iii)       a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents or other Permitted Indebtedness;

(iv)       the Senior Lender or other holder of Senior Debt shall declare a default under any Senior Loan Agreement and accelerate payment of the Senior Debt;

(v)       any representation or warranty made in the Loan Agreement, this Note or any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(vi)        the Company shall breach or violate in any respect the provisions of the Registration Rights Agreement, the Warrant or the Transfer Agent Instructions;

(vii)      the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(viii)     the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(ix)       a final non-appealable judgment by any competent court for the payment of money in an amount of at least $100,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed;

(x)        the Company shall be delinquent in the filing of any of its SEC Reports, including its Form 8-K, interim reports or Form 10-Q quarterly report or Form 10-K annual financial reports required to be filed with the Commission under the Exchange Act (beyond any period of grace granted by the Commission with respect thereto); or

(xi)        the Common Stock shall have ceased to be listed or quoted on Nasdaq, the New York Stock Exchange or the NYSE: Amex Exchange.

(d)      Remedies Upon Event of Default. If any Event of Default occurs and is continuing, this Note shall become, at the Holder’s election, immediately due and payable in the Default Amount, and the Holder shall have the right, to convert all or any portion of this Note into Conversion Shares at the applicable Conversion Price up to the Maximum Conversion Shares or such number of Conversion Shares based on the then Default Amount of this Note, and shall be entitled to exercise its rights and remedies in connection therewith under the other Transaction Documents, including exercising the Default Warrant and enforcing its rights under  the Subsidiary Guarantee and Security Agreement. Upon the conversion in full of the Default Amount in accordance with the terms of this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration or exercise described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

(k)       Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on in the Loan Agreement, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Loan Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(l)        Absolute Obligation, Security and Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company and is secured by and under the Subsidiary Guarantee and Security Agreement. This Note is a direct debt obligation of the Company, and ranks (i) pari passu with all other Notes (if any) now or hereafter issued under the terms of the Loan Agreement, and (ii) except for the Senior Debt owed to the Senior Lender, senior to all other evidence of Indebtedness of the Company or any of its Subsidiaries.

(m)       Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and customary indemnity reasonably satisfactory to the Company.

(n)       Arbitration of Disputes.   In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah, except that Lender may, at its election, maintain any action for equitable relief in the Third Judicial District, Salt Lake County, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Company or any Subsidiary Guarantor. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Loan Parties hereby expressly waive any right to seek an exemption from Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State.  The Parties further agree that the costs of the arbitration shall be divided equally between the Company and the Lender until a prevailing Party is determined, at which time the non-prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person's claims and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(o)      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Salt Lake, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

(p)       Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(q)       Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(r)        Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(s)        Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(t)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Amendments; Waivers.  Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Loan Agreement.

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IN WITNESS WHEREOF, the Company has caused this Junior Secured Note to be duly executed by a duly authorized officer as of the date and year first above indicated.

MOMENTUS INC.

By:
Name: John Rood
Title: Chief Executive Officer